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                                                                   EXHIBIT 10.58
                                                                   -------------
            [LETTERHEAD OF THE CIT GROUP/COMMERCIAL SERVICES, INC.]

                              Date:  June 13, 1997

TARRANT APPAREL GROUP
3151 E. Washington Blvd.
Los Angeles, Ca 90023

                    ACCOUNTS RECEIVABLE FINANCING AGREEMENT
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Ladies and Gentlemen:

In consideration of our extending loans and other financial accommodations to you on one or more occasions, the following shall constitute the accounts receivable financing agreement (the "Agreement") between us.

                                I.  DEFINITIONS

1.1 All terms used herein and defined in the California Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein.

1.2 "Accounts" shall mean and include all of your accounts and accounts receivable created by or arising from your sales of goods or rendition of services to Lerner New York, a division of The Limited Corporation and to Target Stores, a division of Dayton Hudson Corporation, (including, without limitation, all accounts and accounts receivable arising from sales made or services rendered under any of your trade names (such as Fashion Resources) or styles, or through any of your divisions), and all instruments, documents, contract rights, chattel paper, and general intangibles arising out of such sales or rendition of
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services.
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1.3  "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the States of California and/or New York.

1.4 "Chase Rate" shall mean the per annum rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, from time to time as its prime rate. The Chase Rate shall be determined by us at the close of business on the last Business Day of each calendar month. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.)

1.5 "Collateral" shall mean and include: (a) Accounts; (b) all of your present and future monies, securities and other property now or hereafter held or received by or in transit to us from or for your account, whether for safekeeping, pledge, custody, transmission, collection or otherwise; (c) all of your present and future deposits, balances, sums and credits in our possession or control; arising out of the Accounts, (d) all of your present and future liens, security interests, rights, remedies, title and interest in, to and in respect of the Accounts including, without limitation; (i) rights and

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remedies under or relating to guaranties, contracts of suretyship, letters of credit, credit insurance, or other types of credit enhancements, (ii) rights of stoppage in transit, rescission, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing Accounts, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of Customers or other persons securing the Obligations of Customers; (e) all of your books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, computer programs, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data (written, electronic or otherwise) relating to the Collateral or any Customer, together with the file cabinets or containers in which the foregoing are stored ("Records"); (f) all proceeds and products of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

1.6 "Customer" shall mean Lerner New York, a division of the Limited Corporation and Target Stores, a division of Dayton Hudson Corporation.

1.7 "Eligible Accounts" shall mean the Accounts arising in the ordinary course of your business which are evidenced by an invoice or other documentation reasonably satisfactory to us. An Account shall not be deemed eligible in any event unless such Account is subject to our first priority perfected security interest and is not subject to any other lien or security interest. In addition, no Account shall be an Eligible Account if:

     (i) it arises out of a sale made by you to your affiliate or to a person, firm, corporation, or other entity controlled by you or your affiliate; or

     (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or

     (iii) any representation, warranty or covenant contained in this Agreement with respect to such Account has, in our reasonable determination, been breached; or

     (iv) the Customer is also your creditor or supplier (unless prior to our acceptance, a no-offset letter has been received by and is, in our sole discretion, acceptable to us); or

     (v) the Customer shall (a) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due, (c) cease or materially decrease operation of its present business, (d) make a general assignment for the benefit of creditors, (e) commence a voluntary case under any State or Federal bankruptcy or insolvency law (as now or hereafter in effect), (f) be adjudicated a bankrupt or insolvent, (g) file a petition seeking to take advantage of any other law providing for the relief of debtors, (h) acquiesce to, or fail to have dismissed, any petition which is filed against it in an involuntary case under any such bankruptcy or insolvency law, or (i) take any action for the purpose of effecting any of the foregoing; or

     (vi) it arises out of a sale made by you to a Customer on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; or

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     (vii) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been completely performed by you and accepted by the Customer or the Account otherwise does not represent a final sale or performance; or

    (viii) the Accounts from such Customer exceed a credit limit determined by us, in our sole discretion, to the extent such Account exceeds such limit; or

     (ix) the Customer has disputed liability, or the Customer has made any claim with respect to any other Account due from such Customer to you, or the Account otherwise is or may become subject to any set-off or recoupment by the Customer, or the Account is contingent in any respect or for any reason; or

     (x) you have allowed or made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto.

1.8 "Net Amount of Eligible Accounts" shall mean and include the gross amount of Eligible Accounts less (a) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto, and (b) amounts thereof which are not paid by the subject Customer due to an existing or alleged dispute, offset, recoupment or counterclaim.

1.9 "LIBOR Rate" shall mean the rate of interest per annum at which deposits in U.S. dollars are offered to major banks for a thirty day period in the London Interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate System on page 3750 (or such other page as may replace such page 3750 on such system for the purpose of reporting London Interbank Offered Rates of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U.S. Dollar) on the last Business Day of each calendar month.

1.10 "Obligations" shall mean and include: (a) any and all of your indebtedness, liabilities and obligations to us of every kind, nature and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or were acquired or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, but not including, all amounts owing by you to us by reason of purchases made by you from other entities factored or financed by us; (b) any and all of your obligations to us to perform acts or refrain from taking any action; and (c) any and all amounts of charges, commissions, interest, costs, expenses and attorneys' fees chargeable in connection with all of the foregoing all of which indebtedness, liabilities, obligations and amounts, whether or not matured and whether or not disputed, may be charged to your account hereunder, without prior notice to you.

                        II.  GRANT OF SECURITY INTEREST

2.1 To secure the prompt payment, performance and observance in full of all Obligation, you hereby pledge, transfer, set over and assign to us, and grant to us a continuing general security interest in, a lien upon and a right of set-off against, all of the Collateral. Records shall, until delivered to or removed by us, be kept by you in trust for us and without cost to us in appropriate

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containers in safe places on your premises. Each confirmatory assignment schedule or other form of assignment at any time executed by you shall be deemed to include the foregoing pledge, transfer, assignment and grant whether or not same appears therein.

2.2 At such time as a Default has occurred and is continuing hereunder, you will, upon our written request, provide us with (a) confirmatory assignment schedules; and (b) such further schedules and/or information as we may reasonably request. The items to be provided under this paragraph are to be in form reasonably satisfactory to us and executed and delivered to us from time to time so that we can confirm and maintain records of the Collateral. Your failure to give any of such items to us or to otherwise comply with the provisions hereof shall not affect, terminate, modify, diminish or otherwise limit our lien upon or security interest in the Collateral, or your representations, warranties or covenants under this Agreement.

                          III.  ADVANCES AND INTEREST

3.1 Subject to the terms and conditions of this Agreement, we shall make advances of up to $25,000,000.00 outstanding at any one time (the "Maximum Credit Facility") available to you upon your request therefor, as follows:

     (a) we will make revolving credit advances, in amounts of up to one hundred percent (100%) of the Net Amount of Eligible Accounts; and

     (b) over-advances, in our sole discretion, in an amount not to exceed $10,000,000.00 at any time, and, with the amount of any revolving credit advances, not to exceed the Maximum Credit Facility.

3.3 All loans and advances (including, without limitation, any over-advances, if any) by us to you under this Agreement shall constitute Obligations secured by our security interest in all of the Collateral granted hereunder. All loans or advances (including, without limitation, any over-advances, if any) shall be charged to your account on our books, and shall be payable on demand at our offices or at such other place as we may from time to time designate.

3.4 Interest shall be payable by you (and charged to your account as of the end of each month) on the average of the net balances owing by you to us in your account at the close of each day during such month at your option, interest on all amounts outstanding will accrue at one of the following two rates:

                        (1)  The Chase Rate minus 1.25%

                                       or

                         (2)  The LIBOR Rate plus 1.25%

You must inform us in writing, using a form of letter that we will provide to you, that you will fax to us no later than three (3) Business Days before the last day of each calendar month, which interest rate you have elected for the succeeding calendar month If we do not receive written notice from you as required above, then the interest rate currently in effect, i.e. either the Chase Rate minus 1.25% or the LIBOR Rate plus 1.25%, will stay in effect until we receive such a notice from you.

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Interest shall be calculated based on a 360-day year. Interest shall be charged on all advances (including, without limitation, any over-advances, if any), all charges hereunder, and any debit balance in your account. We shall be entitled to charge your account at the rate provided for herein until all Obligations have been paid and satisfied in full. In no event shall the rate charged hereunder exceed the highest rate permissible under applicable law; however, in the event that we receive or have received interest hereunder in excess of the highest rate permissible under applicable law, such excess shall be applied in reduction of the principal amount of the Obligation.

3.5. A facility fee of $2,500.00 shall be due and payable by you as of the date set forth above and shall be charged to your account as of such date. Such facility fee shall be deemed earned when due and shall not be subject to rebate or proration for any reason.

3.6 We shall render to you each month a statement of your account which shall be deemed to be correct and accepted by and binding upon you, and shall constitute an account stated between us except to the extent that we receive a written statement of your specific exceptions within sixty (60) days after such statement has been rendered to you.

                 IV. REPRESENTATIONS, WARRANTIES AND COVENANTS

You hereby make the following representations, warranties and covenants which shall survive the execution and delivery of this Agreement, shall be deemed to be incorporated by reference in each confirmatory assignment schedule or other form of assignment submitted by you to us, shall be deemed repeated and confirmed every time we make a new advance to you, and shall be deemed repeated and confirmed with respect to each item of Collateral as it is created or otherwise acquired:

4.1 You are a duly organized and validly existing corporation, limited liability company, partnership, or other business entity, qualified to do business in all states where required; except as previously disclosed to us by you, there are no actions, suits or other legal proceedings of any kind or nature pending against you which involve the possibility of materially and adversely affecting your business, assets, operations, condition or prospects, financial or otherwise, or the Collateral, or your ability to perform this Agreement; the execution, delivery and performance hereof are within your corporate (or other business entity) powers, have been duly authorized, and are not in contravention of any law or the terms of your certificate of incorporation or bylaws (or other documents establishing your legal status), or of any indenture, agreement or undertaking to which you are a party or by which you or your properties are bound; and the most recent financial statements provided to us by you fairly present your financial condition and there has been no material adverse change in your financial condition since the date of such financial statements.

4.2 Except for the security interests held by NationsBanc Commercial Corporation (which is the subject of a separate agreement between us and NationsBanc Commercial Corporation being delivered concurrently herewith) with respect to each item of Collateral at the time our security interest attaches thereto: (a) you shall be the sole owner, free and clear of all liens, claims, security interests and encumbrances except in our favor, and fully authorized to sell, transfer, pledge and grant a security interest in, such item of Collateral; (b) each Account shall be genuine, valid and legally enforceable, and represent an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery of goods upon your stated terms or services theretofore rendered by you as of the date each Account is created; (c) no Account is or shall be subject to any offset, recoupment, deduction, defense, dispute, claim, counterclaim, discount or allowance except as may be stated in the copy of the invoice delivered by you to us; (d) all statements made and all unpaid balances appearing

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in the invoices, documents and agreements relating to each Account shall be true and correct in all respects and what they purport to be; (e) none of the Accounts arise from sales to consumers of goods to be used for personal, family or household purposes; (f) all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; and (g) none of the transactions underlying or giving rise to any item of Collateral shall violate any applicable state or federal laws or regulations, and all documents relating to such item of Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms.

4.3 All recording, filing and other requirements of giving public notice under any applicable law or ordinance have been duly complied with by you. You will from time to time, at your expense, perform all acts and execute all documents requested by us, including, without limitation, the obtaining, executing, delivering or filing of financing statements, landlord's or mortgagee's waivers, third party processor letters, and other notices, and amendments and renewals thereof, in order to create, perfect, maintain and enforce a valid first lien upon, pledge of, or security interest in all of the Collateral in our favor.
All charges, expenses and fees we may incur in obtaining or filing any of the foregoing, or in searching any public records in connection therewith, shall be charged to your account and added to the Obligations.

4.4 Except as set forth in our separate agreement with NationsBanc Commercial Corporation referred from section 4.2 above, you shall not pledge, sell, assign, transfer, create or suffer to exist any security interest in or other lien or encumbrance on any part of the Collateral to anyone other than us without our prior written consent. You hereby agree to defend the same against any and all persons whatsoever.

4.5 Each Customer, guarantor or endorser is to the best of your knowledge solvent and will continue to be fully able to pay all Accounts on which it is obligated in full when due.

4.6 You shall maintain your books, records and accounts in accordance with generally accepted accounting principles consistently applied. You shall, at any time and from time to time, furnish to us such balance sheets, earnings statements, financial statements and other reasonable information regarding your business affairs and financial condition, including, without limitation schedules, agings and reports, as we may request, and in any event you shall furnish us: (a) as soon as possible, but not later than one hundred twenty (120) days after the close of each of your fiscal years, your financial statements as of the end of such year, on a consolidated basis audited by a firm of independent certified public accountants of recognized standing, selected by you and reasonably acceptable to us; and (b) as soon as possible, but not later than one hundred twenty (120) days after the end of each quarter hereafter, your unaudited interim financial statements as of the end of such period and of the portion of your fiscal year then elapsed, on a consolidated basis certified by your principal financial officer prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position and results of your operations for such period. All such financial statements do or shall fairly present your financial condition as of the dates thereof or the results of your operations for the periods for which the same are furnished All such other information is or shall be, at the time the same is so furnished accurate and correct in all material respects and complete insofar as completeness may be necessary to give us a true and accurate depiction of the subject matter thereof.

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4.7  You shall keep all your insurable properties and properties in which you have an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to yours. You shall pay when due all premiums on any insurance policies for your properties or assets. You shall also pay when due and discharge all taxes, assessments, contributions and other charges upon or against you or your properties or assets, including the Collateral. If any such premium, tax, assessment, contribution or other charge remains unpaid after the date fixed for the payment of same, or if any lien shall be claimed, we may after 10 days prior written notice to you pay such premium, tax, assessment, contribution, charge or claim, and the amount thereof shall be payable on demand, and until paid by you, shall be charged to your account and added to and deemed part of the Obligations.

4.8 You shall be liable for any tax or penalty imposed upon any transaction under this Agreement or giving rise to the Account or which we may be required to withhold or pay for any reason; you agree to indemnify and hold us harmless with respect thereto, and to repay to us on demand the amount thereof, and until paid by you, such amount shall be charged to your account and added to and deemed part of the Obligations. If any Account includes a charge for any tax payable to any governmental taxing authority, we are hereby authorized in our sole discretion to pay the amount thereof to the proper taxing authority for your account and to charge your account therefor. You shall notify us if any Account includes any tax due to any such taxing authority and in the absence of your notice, we shall have the right to retain the full proceeds of such Account.

4.9 You shall comply with all laws, rules, regulations and orders of any legislative, administrative or judicial body or official, applicable to your properties and assets, including the Collateral, or to the operation of your business except where any failure of compliance would not be materially adverse to our interests.

4.10 Any mergers or acquisitions which are approved by Tarrant Apparel Group's Board of directors will be notified to us in writing within 24 hours.

4.11 Your Records and chief executive office shall be kept at your address as it appears on the first page of this Agreement. You shall give us thirty (30) days' prior written notice of any change in your name, trade names or styles, or location(s).

4.12 You shall from time to time make such payments to us as we shall request so that the aggregate balance in your loan account shall not at any time exceed the Maximum Credit Facility.

4.13 You shall maintain at all times a minimum Tangible Net Worth of $30,000,000.00. For purposes hereof, your Tangible Net Worth is defined as the aggregate of your paid up capital, reserves and retained profits, or losses, after deducting all amounts attributable to goodwill, licenses and all other assets that would be treated as intangibles pursuant to generally accepted accounting principles in the United States of America in effect from time to time and consistently applied.

4.14 You shall maintain at the end of each of your fiscal years a Debt to Equity Ratio of not more than 2.0:1.0. The Debt to Equity Ratio is defined as total liabilities (current and long term) divided by Tangible Net Worth.

4.15 You shall not have two consecutive fiscal quarters where you have sustained net losses.

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                V.  CUSTODY, INSPECTION, COLLECTION AND HANDLING
                           OF COLLATERAL AND RECORDS

5.1 Until we have advised you to the contrary, you may and will enforce, collect and receive all amounts owing on the Accounts, for our benefit and on our behalf, but at your expense; such privilege shall terminate automatically upon the occurrence and/or continuance of a Default Any and all checks, cash, notes or other instruments or property received by you with respect to Accounts shall be held by you in trust for us, separate from your own or anyone else's property and funds, and immediately turned over to us with proper assignments or endorsements. This shall be accomplished by your instructing all of your Customers to remit funds to a lock box, which lock box shall be maintained at such bank or banks as are reasonably acceptable to us, and which shall be under our exclusive control. We shall provide you with copies of the deposit slips for each day's deposits on the next following business day, and on the first business day of each week we shall provide you with a report of all collections for the preceding week showing the gross amount of such Accounts and the net amount collected thereon. All amounts received by us in payment of Accounts will be credited to your account immediately upon our receipt of "good funds". No checks, drafts or other instruments received by us shall constitute final payment to us unless and until such instruments have actually cleared and been collected. We shall be entitled to charge your account with amounts we receive in payment of Accounts and which we may thereafter be required to turn over or return for any reason.

          Upon automatic termination of your privilege to enforce, collect and receive all amounts owing on the Accounts for our benefit and on our behalf, or at any other time and without any cause or notice thereof to you, we shall have the right to send notice(s) of assignment or notice(s) of our security interest to any Customers or any other persons obligated on, holding or otherwise concerned with any of the collateral, and thereafter we shall have the sole right to collect the Accounts and/or take possession of the Collateral and the Records. Any and all of our collection expenses, including, but not limited to, the reasonable fees and expenses of our independent attorneys, the fees of our collection agencies, stationery and postage, telephone and facsimile expenses, shall be charged to your account and added to the Obligations.

5.2 You shall keep and maintain, at your cost and expense, the Records and all books and records pertaining to the Collateral in such detail, form and scope as is indicated by generally accepted accounting standards. You will mark your Records with appropriate notations satisfactory to us, disclosing that such Collateral has been pledged, assigned, and transferred to us and that you have granted to us a security interest therein.

5.3 At all reasonable times, and upon 24 hours prior notice to you we shall have: full access to, and the right to check inspect, examine and make abstracts and copies from, your Records and all other books, records, audits, correspondence and papers relating to the Collateral; the right to confirm and verify all Accounts; and the right to do whatever we may deem necessary to preserve or protect our interests in the Obligations and the Collateral, and in furtherance thereof, we may, without cost or expense to us, use such of your personnel, supplies and space as may be reasonably necessary. Upon 24 hours,prior notice to you, we or our agents may enter upon any of your premises at any time and from time to time during business hours for the purpose of inspecting the Collateral and any and all Records pertaining thereto. At any time we may make copies of and remove or require you to deliver any or all such Records. In order to cover any costs and expenses we may incur in connection with performing any of the aforementioned checks, verifications, inspections or examinations (collectively, "Examinations"), we shall be entitled to charge your account a fee for each day or part thereof in which such Examinations are conducted, plus any additional out-of-pocket

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costs and expenses we incur as a result of conducting such Examinations.

5.4 You shall, immediately upon obtaining knowledge thereof, notify us of any reclamation, return or repossession of goods; any claim or dispute asserted by any Customer or other obligor; any loss or destruction of, or substantial damage to, any of the Collateral; and any other matter affecting the value, enforceability or collectibility of any of the Collateral. Except in the normal course of business and consistent with your historical practices, you shall not, without our consent, settle, compromise or adjust any Account (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon.

5.5 You hereby constitute us and any of our agents or designees, as your attorneys-in-fact, at your own cost and expense, to exercise at any time after the occurrence of a Default, all or any of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: to receive, take, endorse, assign, deliver, accept and deposit, in our name or yours, any and all checks, notes, remittances, wire transfers or other electronic forms of payment, drafts and other documents and instruments and documents relating to the Collateral; to receive, open and dispose of all mail addressed to you and to notify postal authorities to change the address for delivery of mail to such address as we may designate; to give Customers notice of our interest in the Accounts and to request from Customers at any time, in your name or ours or that of our designee, information concerning the Accounts; to notify Customers to make payment directly to us; to execute in your name and on your behalf any financing statements (including, without limitation, any continuations thereof or amendments thereto); and to take or bring, in your name or ours, all steps, actions or proceedings deemed by us necessary or desirable to effect collection of the Collateral or to preserve, protect or enforce our interest therein.

5.6 Nothing herein contained shall be construed to constitute you as our agent for any purpose whatsoever. We shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any Collateral wherever the same may be located and regardless of the cause thereof We shall not, under any circumstances or in any event whatsoever, have any liability for an error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof or for any damage resulting therefrom. If permitted under the provisions of this Agreement, we may, without notice to or consent from you, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Accounts or any securities, instruments or insurance applicable thereto and release the obligor thereon, free of any claims or defenses based upon suretyship law or the like. We are authorized and empowered to accept the return of goods represented by any of the Accounts, without notice to or consent by you, all without discharge or in any way affecting your liability hereunder. We do not, by anything herein or in any assignment or otherwise, assume any of your obligations under any contract or agreement, and we shall not be responsible in any way for the performance by you of any of the terms and conditions thereof.

5.7 We have the right at any time and from time to time to employ and have present on any of your premises one or more custodians selected by us, each of whom shall have the right to exercise any and all of our rights hereunder. You hereby agree to cooperate with any such custodian and to do whatever we may reasonably request by way of preserving and protecting the Collateral. All expenses incurred by us by reason of the employment of the custodian shall be payable on demand, and until paid by you, shall be charged to your account and added to and deemed part of the Obligations.

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5.8  You shall pay and we shall be entitled to charge your account with, and add to and deem part of the Obligations, all costs and expenses incurred by us in connection with the enforcement of this Agreement and the protection, maintenance, disposition, preservation and enforcement of the Obligations, the Collateral, or the pledges, liens and security interests granted to us hereunder. The foregoing costs and expenses shall include, without limitation, all reasonable fees and expenses of our independent attorneys, all search fees, the cost of all public record filings, and wire transfer charges.

                      VI.  EVENTS OF DEFAULT; ACCELERATION

6.1 All Obligations shall, at our option and notwithstanding any time or credit allowed by any instrument evidencing or representing same, be immediately due and payable without notice or demand upon the occurrence of any one or more of the following events of default ("Default"): (a) default in the payment or performance, of any of the Obligations within 5 business days of our written notice to you that same is due and payable including, without limitation, your failure to pay to us any Obligation due on demand; (b) default by any guarantor, endorser or other person liable on the Obligations under any guarantee, endorsement, suretyship agreement or other agreement of such person with or in favor of us; (c) your making any material misrepresentation, orally or in writing, to us whether for the purpose of obtaining credit or an extension of credit, or otherwise; (d) the passage of 5 business days after written notice by us to you and of your breach of any representation, warranty or covenant contained in this Agreement or in any other agreement, supplement, note or schedule with or in favor of us; (e) the discontinuance or suspension of the operation of your present business, or your becoming unable to meet your debts as they mature, or your becoming insolvent; (f) your calling any meeting of creditors, or having a creditors' committee appointed; (g) the commencement by you of any action, case or proceeding for relief under any provision of the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency, or other similar law, or your making a general assignment for the benefit of creditors, or the appointment of a receiver, custodian or trustee of any kind for you or any of your property; or if any such action, case or proceeding is commenced against you and is not dismissed within sixty (60) days thereafter.

                    VII.  RIGHTS AND REMEDIES AFTER DEFAULT

7.1 Upon the occurrence of any Default, and at any time thereafter if such or any other Default shall then be continuing, we shall have the right (in addition to any other rights we may have under this Agreement or otherwise) without the issuance of any further notice or demand to you: (a) to appropriate, set-off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as we shall in our sole discretion determine; (b) to enforce payment of the Obligations or any Collateral; (c) to settle, compromise or release, in whole or in part, any amounts owing on the Collateral; (d) to prosecute any action suit or proceeding with respect to the Collateral; (e) to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto and to issue credits in your or our name; and (f) to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, for cash, upon credit or otherwise, at our sole option and discretion, and we may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived. If applicable law requires issuance of a notice designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, you agree that the giving of five (5) days notice by us to your address shown on the first page hereof (or such other address of which we have received notice as provided herein) shall be deemed to be reasonable notice thereof and you waive any other notice with respect thereto unless such notice is contrary to applicable law. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by us

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

to the payment of the Obligations in such order as we may elect, and you shall remain liable to us for any deficiency.

7.2 We shall have the right in our sole discretion to determine which rights or remedies, and in which order any of the same, are to be exercised, and we may at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them. We may, at all times, proceed directly against you to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect our or your rights in the Collateral.

7.3 The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to, and not by way of limitation of, any other rights or remedies we may have under applicable law including the California Uniform Commercial Code. The exercise of any right or remedy shall not preclude the exercise of any other right or remedy, all of which shall be cumulative and not alternative.

                                 VIII.  WAIVERS

8.1 You hereby waive notice of dishonor, demand, presentment, protest and notice of protest with respect to any and all instruments included in or evidencing any of the Obligations or the Collateral, notice of acceptance hereof, notice of loans or advances made, credit extended, Obligations incurred, Collateral received, delivered, or released, or any other action taken in reliance hereof and any and all other demands and notices of any description, except such as are expressly provided for herein.

8.2 No act, delay or omission on our part in exercising any right or remedy shall operate as a waiver of such or any other right or remedy. No single or partial waiver by us of any provision of this Agreement, or breach or default hereunder, or of any right or remedy shall operate as a waiver of such or any other provision breach default, right or remedy on a future occasion.

                  IX.  TERMINATION; APPLICABLE LAW AND WAIVER
                          OF JURY TRIAL; MISCELLANEOUS

9.1 Upon acceptance by us, this Agreement shall become effective as of the date appearing on the first page hereof, and shall continue in full force and effect until one year (1) year(s) from the date of such acceptance and from year to year thereafter, unless sooner terminated as herein provided. Each of us may terminate this Agreement at any time by giving the other party written notice stating a termination date not less than sixty (60) days from the date such notice is given. We shall have the right to terminate this Agreement immediately at any time without prior notice upon the occurrence or during the continuance of a Default. Unless sooner demanded, all of your Obligations shall become due and payable as of any termination, and pending a final accounting, we may withhold any balances in your account (unless supplied with an indemnity satisfactory to us) to cover all of your Obligations.

9.2 Notwithstanding any termination of this Agreement, all of our rights, liens and security interests hereunder shall continue in full force and effect until all Obligations have been paid and satisfied in full.

9.3 This Agreement, together with any written and duly executed supplement(s), contains the entire understanding between us with respect to the subject matter hereof. Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing between us, or in any manner other than by an agreement in writing, expressly referring hereto and signed by the party to be charged. The section titles contained in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

9.4 Except as otherwise provided herein, all notices, requests and demands hereunder shall be: (a) addressed to the party to be served at the address shown on the first page hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex or facsimile, immediately upon sending; if by overnight delivery service, one day after dispatch; and if by ordinary mail or registered/certified mail-return receipt requested (with proper postage prepaid), three (3) days after mailing.

9.5 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that you may not assign or transfer any of our rights or obligations under this Agreement without prior written consent of the other party.

9.6 The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or supplements thereto.

9.7 This Agreement shall be deemed to have been made in Los Angeles, California and shall be interpreted, and the rights and liabilities of the parties hereto shall be determined, in accordance with the laws of the State of California. As part of the consideration for new value this day given, you hereby consent to the jurisdiction of any state or federal court located within the State of California. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit our right to bring proceedings against you in the courts of any other jurisdiction. You waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.
                                                     --------------------

9.8 If any provision of this Agreement, including, without limitation, any provision relating to charges constituting interest payable by you under this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

9.9 TO THE EXTENT PERMITTED BY APPLICABLE LAW, WE HEREBY MUTUALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS OR TRANSACTIONS BETWEEN US.

If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. After being accepted below by one of our officers in California, we shall forward a copy to you with signatures completed for your files.

                                     Very truly yours,

                                     THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                     By   /s/ Robert K. Lewin
                                        ------------------------
                                     Name:  Robert K. Lewin
                                     Title: Vice President

Read and Agreed to:
TARRANT APPAREL GROUP


By   /s/ Mark B. Kristof
   -------------------------
Name:  Mark B. Kristof
Title: Vice President-Finance & CFO

                                     Accepted at Los Angeles, California

                                     THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                     By   /s/ Martin Eckstein
                                        ---------------------------
                                     Name:  Martin Eckstein
                                     Title: Vice President

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